                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a party other than the Registrant  [ ]

Check the appropriate box:
[ ]    Preliminary proxy statement
[ ]    Confidential, for use of the Commission only (as permitted by
       Rule 14a-6(e)(2))
[X]    Definitive proxy statement
[ ]    Definitive additional materials
[ ]    Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                            CECO ENVIRONMENTAL CORP.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                            if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X]    No Fee Required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transactions applies:

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(2)    Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)    Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)    Total fee paid:

//     Fee paid if previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount previously paid:

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(2)    Form, Schedule or Registration Statement No.:

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(3)    Filing party:

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(4)    Date filed:

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

                           CECO ENVIRONMENTAL CORP.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 11, 2003

To the Stockholders of CECO Environmental Corp.

   Notice is hereby given that the annual meeting of the stockholders of CECO Environmental Corp. ("CECO") will be held at Clarion Hotel and Suites, 5901 Pfeiffer Road, Cincinnati, Ohio 45242, on June 11, 2003 at 11:30 A.M., eastern standard time, for the following purposes:

          1. to elect 6 directors;

          2. to ratify the appointment of Deloitte & Touche LLP as the independent public accountants of CECO Environmental Corp. for fiscal year 2003; and

          3. to transact such other business as may properly come before the meeting or any adjournments thereof.

   Stockholders of record at the close of business on April 29, 2003, are entitled to notice of and to vote at the annual meeting.

   Your attention is directed to the accompanying Proxy Statement and proxy.

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                          By Order of the Board of Directors
                                          /s/  Phillip DeZwirek

                                          Phillip DeZwirek
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

   April 30, 2003

                               Table of Contents

                                                            Page
                                                            -----
              NOTICE OF ANNUAL MEETING..................... Cover
              PROXY STATEMENT..............................     1
              ELECTION OF DIRECTORS........................     2
              APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS    15
              ADDITIONAL INFORMATION.......................    15

                           CECO ENVIRONMENTAL CORP.

                                                                 April 30, 2003

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 11, 2003

   The enclosed proxy is solicited by the Board of Directors of CECO Environmental Corp., a Delaware corporation ("CECO"), to be voted at the annual meeting of stockholders to be held at 11:30 a.m. at Clarion Hotels and Suites, 5901 Pfeiffer Road, Cincinnati, Ohio 45242, on June 11, 2003, or any postponement or adjournment thereof ("Annual Meeting"). The mailing address of the principal office of CECO is 3120 Forrer Street, Cincinnati, Ohio, 45209. These proxy solicitation materials and CECO's Annual Report for the year ended December 31, 2002, including financial statements, were first mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about April 30, 2003.

  Who Can Vote

   Only stockholders of record at the close of business on April 29, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 9,589,736 shares of CECO Common Stock ("Common Stock") outstanding and entitled to vote at the Annual Meeting, each such share being entitled to cast one vote.

  Revocability of Proxies

   A stockholder returning a proxy may revoke it at any time prior to exercise of the proxy at the Annual Meeting by executing and delivering a later-dated proxy which is voted at the Annual Meeting, by voting in person at the Annual Meeting or by delivering written notice to the Secretary of CECO at any time before the proxy is exercised. A proxy returned by a stockholder which is not subsequently revoked will be voted in accordance with the instructions indicated thereon.

  Quorum Required

   In order for business to be conducted, a quorum must be represented at the Annual Meeting. A quorum is a majority of the shares entitled to vote at the Annual Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. Shares represented by a proxy in which authority to vote for any matter considered is "withheld," a proxy marked "abstain" or a proxy as to which there is a "broker non-vote" will be considered present at the meeting for purposes of determining a quorum.

  Required Vote to Elect Directors

   Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the 6 nominees receiving the most votes will be elected. Only votes cast for a nominee will be counted. Unless indicated otherwise by your proxy, the shares will be voted for the 6 nominees named in this proxy statement. Instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.

  Required Votes to Pass Other Proposals

   In order to (i) approve issuance of additional shares to certain investors and (ii) ratify the selection of Deloitte & Touche LLP as the independent accountants of CECO, an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required. For each of these proposals, an abstention will have the same effect as a vote against the proposal. Broker non-votes will not be voted for or against any of these proposals and will have no effect on any of those proposals.

  Other Information

   If no instructions are indicated on a duly executed and returned proxy, the shares represented by the proxy will be voted FOR the ratification of the 6 nominees for director proposed by the Board of Directors and set forth herein and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent public accountants of CECO for fiscal year 2003, and in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

                                  PROPOSAL I
                             ELECTION OF DIRECTORS

   The names of, and certain information with respect to, the nominees of the Board of Directors for election as directors, to serve until the year 2004 annual meeting of stockholders and until their successors are elected and qualify, are set forth below. All nominees are now CECO directors. If, for any reason, any nominee should become unable to serve as a director, the persons named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors.

   The following information is provided with respect to each nominee for election as a director. The ages of the nominees are as of April 1, 2003.

   Richard J. Blum, age 56, became the President and a director of CECO on July 1, 2000 and the Chief Executive Officer and President of CECO Group, Inc. on December 10, 1999. Mr. Blum was a director and the President of Kirk & Blum from February 28, 1975 until November 12, 2002 and has been the Chairman and a director of kbd/Technic since November 1988. Mr. Blum is also a director of The Factory Power Company, a company of which CECO owns a minority interest and that provides steam energy to various companies, including CECO. Kirk & Blum and kbd/Technic were acquired by CECO on December 7, 1999. Mr. Richard Blum is the brother of Mr. David Blum.

   Phillip DeZwirek, age 65, became a director, the Chairman of the Board and the Chief Executive Officer of CECO in August 1979. Mr. DeZwirek also served as Chief Financial Officer until January 26, 2000. Mr. DeZwirek's principal occupations during the past five years have been as Chairman of the Board and Vice President of CECO Filters, Inc. (since 1985); Treasurer and Assistant Secretary of CECO Group, Inc. (since December 10, 1999); a director of Kirk & Blum and kbd/Technic (since 1999); President of Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. ("Green Diamond") (since 1990); and Vice Chairman and Chief Executive Officer of API Electronics Group, Inc. Mr. DeZwirek has also been involved in private investment activities for the past five years.

   Jason Louis DeZwirek, age 32, the son of Phillip DeZwirek, became a director of CECO in February 1994. He became Secretary of CECO on February 20, 1998. Mr. DeZwirek from October 1, 1997 through January 1, 2002 served as a member of the Committee that was established to administer CECO's Stock Option Plan. He also serves as Secretary of CECO Group, Inc. (since December 10, 1999). Mr. DeZwirek's principal occupation since October 1999 has been as President of kaboose, Inc., a company that owns a children's portal. Mr. DeZwirek is (and has been since 2001) the Chairman of the Board of API Electronics Group, Inc., a publicly traded company that is a manufacturer of power semi-conductors primarily for military use.

   Josephine Grivas, age 62, has been a director of CECO since February, 1991. She was its Secretary from October 1992, until she resigned as of February 2, 1998. Ms. Grivas has since October 1, 1997, also been a member of the Committee that was established to administer CECO's stock option plan. She is also one of the initial administrators of the CECO Environmental Corp. 1999 Employee Stock Purchase Plan. Since February 20, 1998, Ms. Grivas has been a member of the Audit Committee, which assists the Board of Directors in its general oversight of CECO's financial reporting process and such other matters that are properly referred to the Audit Committee by the Board of Directors. Ms. Grivas had been an administrative assistant for Phillip DeZwirek since 1975. She retired from this position in February 1998.

   Melvin F. Lazar, age 64, became a director of CECO on February 6, 2003. He was appointed by the other directors. Mr. Lazar also serves as Chairman of the Audit Committee. Mr. Lazar is a Certified Public Accountant and was the founding and managing partner of Lazar Levine & Felix LLP from 1969 to October 1, 2002. Mr. Lazar has serviced public and closely-held companies for over 30 years and is considered an expert on business valuations and merger and acquisition activities. He also received his accreditation in Business Valuation from the American Institute of Certified Public Accountants in 1998. He serves as Director and member of the Audit Committee of Enzo Biochem, Inc., a public company traded on the New York Stock Exchange, Director and Chairman of the Audit Committee of ICTS International N.V., a public company traded on the Nasdaq, and Director and Chairman of the Audit Committee of Active Media Services, Inc., a privately held company.

   Donald A. Wright, age 65, became a director of CECO on February 20, 1998. Mr. Wright has also been a member of the Audit Committee since February 20, 1998. He is also one of the initial administrators of the CECO Environmental Corp. 1999 Employee Stock Purchase Plan and since January 1, 2002 has been a member of the Committee established to administer CECO's stock option plan. Mr. Wright has been a principal of and real estate broker with The Phillips Group in San Diego, California, a company which is a real estate developer and apartment building syndicator, since 1992. Since November 1996, Mr. Wright has also been a real estate broker with Prudential Dunn Realtors in Pacific Beach, California. From August 1995 until October 1996, he was the principal of and real estate broker with Barbour Real Estate Sales and Leasing in La Costa, California.

                     BOARD OF DIRECTORS AND ITS COMMITTEES

   During the fiscal year ended December 31, 2002, the Board of Directors held no meetings. During and since the end of such period, action has been taken by unanimous and written consent of the Board of Directors.

   The Board has a standing Audit Committee and separate committees established to administer the CECO Environmental Corp. 1997 Stock Option Plan and the CECO Environmental Corp. 1999 Employee Stock Purchase Plan.

   The members of the Audit Committee are Directors Grivas, Wright, and as of February 2003, Director Lazar. Each member of the Committee is independent as defined under the National Association of Securities Dealers' ("NASD") listing standards. The Audit Committee held telephonic meetings in 2002 on February 4/th/, March 27/th/, May 15/th/, August 9/th/, November 12/th/ and December 16/th/. The Audit Committee did not have any other meetings during 2002. The Audit Committee held a telephonic meeting in 2003 on March 24/th/. See the Audit Committee Report below.

   The members of the Committee that administers CECO's stock option plan are Directors Grivas and Wright. This Committee held no meetings during 2002. Directors Grivas and Wright also administer the CECO Environmental Corp. 1999 Employee Stock Purchase Plan. This Committee held no meetings during 2002.

   Director Lazar receives an annual amount of $20,000 paid in quarterly installments for serving as a director of CECO, $4,000 per year for serving as Chairman of the Audit Committee, and $1,000 for every formal board meeting and audit meeting he attends. He also received options on February 6, 2003 to purchase up to 10,000 shares of CECO's common stock, which are exercisable at any time between February 6, 2004 and 60 days after he ceases to be a director of CECO or any of its subsidiaries, at a price of $1.90, the closing price of CECO's common stock as of such date. No other directors of CECO received consideration for serving in their capacity as directors of CECO or as members of any committee of the Board during its last fiscal year. Director Richard Blum receives compensation in his capacity as an executive officer. Director Phillip DeZwirek may receive compensation indirectly through Green Diamond, which receives consulting fees. Mr. DeZwirek is deemed to control Green Diamond. CECO has no annuity, pension or retirement plans.

   In order to be elected, a nominee must receive a plurality of the votes cast at the meeting in person or by proxy. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS.

             REPORT OF THE CECO BOARD OF DIRECTORS AUDIT COMMITTEE

   The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of CECO's financial reporting process and approval of the services provided CECO by its auditors. The Audit Committee also evaluates transactions where the potential for a conflict of interest exists. The Audit Committee's purposes are more fully described in its Charter, which the Board adopted in its current form on January 3, 2003. A copy of the Audit Committee charter is attached to CECO's proxy statement as Exhibit A.

   The Audit Committee has reviewed and discussed the audited financial statements of CECO for the fiscal year ended December 31, 2002, with CECO's management and has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, "Communication with Audit Committees". In addition, Deloitte & Touche LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

   Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CECO's Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

          Audit Committee

          Melvin F. Lazar, Chairman
          Josephine Grivas
          Donald A. Wright

                        BENEFICIAL OWNERSHIP OF SHARES

   The following table sets forth the name and address of each beneficial owner of more than five percent (5%) of CECO's common stock known to CECO, the number of shares of common stock of CECO beneficially owned as of March 31, 2003, and the percent of the class so owned by each such person.

                                         No. of Shares of    % of Total
      Name and Address                     Common Stock    Common Shares
      of Beneficial Owner               Beneficially Owned Outstanding(1)
      -------------------               ------------------ --------------
      Phillip DeZwirek (2,3)...........     4,595,957           38.8%
      Chief Executive Officer and
      Chairman of the Board
      505 University Avenue
      Suite 1400
      Toronto, Ontario M5G 1X3

      Jason Louis DeZwirek (2,4,5).....     3,845,426           40.0%
      Secretary
      247 Erskine Avenue
      Toronto, Ontario M4P 1Z6

      Icarus Investment Corp. (2,6)....     2,221,760           23.2%
      505 University Avenue
      Suite 1400
      Toronto, Ontario M5G 1X3

      IntroTech Investments, Inc. (4)..     1,598,666           16.7%
      247 Erskine Avenue
      Toronto, Ontario M4P 1Z6

      Can-Med Technology, Inc. (6).....       887,400            9.3%
      d/b/a Green Diamond Oil Corp.
      505 University Avenue, Suite 1400
      Toronto, Ontario M5G 1X3

      Crestview Capital Fund L.P. (7)..       605,651            6.2%
      95 Revere Drive, Suite F
      Northbrook, IL 60062

      Harvey Sandler (8)...............       511,000            5.3%
      17591 Lake Estates Drive
      Boca Raton, FL 33496

--------
(1) Based upon 9,589,736 shares of common stock of CECO outstanding as of March 31, 2003. For each named person, this percentage includes Common Stock of which such person has the right to acquire beneficial ownership either currently or within 60 days of March 31, 2003, including, but not limited to, upon the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other person.
(2) Icarus Investment Corp. ("Icarus") is owned 50% by Phillip DeZwirek and 50% by Jason Louis DeZwirek. Ownership of the shares of common stock of CECO owned by Icarus Investment Corp. also are attributed to both Messrs. Phillip DeZwirek and Jason Louis DeZwirek. With respect to the shares owned by Icarus, Icarus has sole dispositive and voting power and Phillip DeZwirek and Jason Louis DeZwirek are deemed to have shared voting and shared dispositive power.
(3) Includes (i) 750,000 shares of CECO's common stock that Phillip DeZwirek can purchase on or prior to November 7, 2006 from CECO at a price of $1.75 per share pursuant to warrants granted to Mr. DeZwirek by CECO on November 7, 1996; (ii) 250,000 shares that may be purchased pursuant to warrants granted January 14, 1998 at a price of $2.75 per share prior to January 14, 2008; (iii) 250,000 shares of CECO's common stock that may be purchased pursuant to warrants granted September 14, 1998 at a price of $1.626 per share prior to September 14, 2008; (iv) 500,000 shares that may be purchased pursuant to warrants granted to Mr. DeZwirek by CECO January 22, 1999, which are exercisable prior to January 22, 2009 at a price of $3.00 per share; and (v) 500,000 shares that may be purchased pursuant to warrants granted to Mr. DeZwirek by CECO August 14, 2000, which are exercisable prior to August 14, 2010 at a price of $2.0625 per share.
(4) IntroTech Investments, Inc. ("IntroTech") is owned 100% by Jason Louis DeZwirek. Ownership of the shares of common stock of CECO owned by IntroTech also are attributed to Jason Louis DeZwirek. IntroTech and Jason Louis DeZwirek are each deemed to have sole dispositive and sole voting power with respect to such shares.
(5) Includes 25,000 shares of CECO's common stock that Jason Louis DeZwirek can purchase on or prior to October 5, 2011 at a price of $2.01 per share pursuant to options granted to Mr. DeZwirek on October 5, 2001.
(6) 50.1% of the shares of Green Diamond are owned by Icarus. Ownership of the shares of common stock of Green Diamond also are attributed to Icarus. Icarus has voting and dispositive power, with respect to such shares which is shared with the other shareholders of Green Diamond.
(7) Includes 216,667 shares of common stock that Crestview Capital Fund L.P. can purchase on or prior to December 31, 2006 from CECO at a price of $3.60 per share pursuant to warrants granted December 31, 2001.
(8) Includes 20,000 shares held in the name of Phyllis Sandler, Mr. Sandler's spouse.

                       SECURITY OWNERSHIP OF MANAGEMENT

   As of March 31, 2003, the present directors and executive officers of CECO are the beneficial owners of the numbers of shares of common stock of CECO set forth below:

                                               Number of Shares  % Total Company
Name and Address                               of Common Stock    Common Shares
of Beneficial Owner                           Beneficially Owned Outstanding(1)
-------------------                           ------------------ ---------------
Phillip DeZwirek (2).........................     4,595,957           38.8%
505 University Avenue
Suite 1400
Toronto, Ontario M5G 1P7

Jason Louis DeZwirek (3).....................     3,845,426           40.0%
247 Erskine Avenue
Toronto, Ontario M4P 1Z6

Richard J. Blum (4)..........................       387,241            3.9%
3120 Forrer Street
Cincinnati, Ohio 45209

David D. Blum (5)............................       269,149            2.7%
3120 Forrer Street
Cincinnati, Ohio 45209

Donald A. Wright (6).........................        50,000            0.5%
4538 Cass Street
San Diego, California 92109

Marshall J. Morris (7).......................        40,600            0.4%
3120 Forrer Street
Cincinnati, Ohio 45209

Melvin F. Lazar..............................            --             --
300 East 56th Street
Apt. 18A
New York, NY 10022

Josephine Grivas.............................            --             --
505 University Avenue
Suite 1400
Toronto, Ontario M5G 1P7

Officers and Directors as a group (8 persons)     6,966,613           55.6%

--------
(1) See Note 1 to the foregoing table.
(2) See Notes 2 and 3 to the foregoing table.
(3) See Notes 2, 4 and 5 to the foregoing table.
(4) Includes 336,000 shares of CECO's common stock that Mr. Richard Blum has the right to purchase for $2.9375 per share pursuant to a warrant granted to Mr. Richard Blum on December 7, 1999, in connection with the acquisition of Kirk & Blum and kbd/Technic to purchase 448,000 shares of common stock in CECO. This warrant became exercisable on December 7, 2000, with respect to 112,000 of such shares, on December 7, 2001, with respect to another 112,000 shares, on December 7, 2002, with respect to another 112,000 shares and becomes exercisable with respect to an additional 112,000 of such shares on December 7, 2004. Also includes 25,000 shares that may be purchased pursuant to options granted to Mr. Blum October 5, 2001, at a price of $2.01 per share.

(5) Includes 251,250 shares of CECO's common stock that Mr. David Blum has the right to purchase for $2.9375 per share pursuant to a warrant granted to Mr. David Blum on December 7, 1999, in connection with the acquisition of Kirk & Blum and kbd/Technic to purchase 335,000 shares of stock in CECO. This warrant became exercisable on December 7, 2000, with respect to 83,750 of such shares, on December 7, 2001, with respect to another 83,750 shares, December 7, 2002 with respect to another 83,750 shares and is exercisable with respect to an additional 83,750 of such shares on December 7, 2004.
(6) Includes (i) 10,000 shares of the CECO common stock that may be purchased pursuant to options granted June 30, 1998, at a price of $2.75 per share prior to June 30, 2008; (ii) 5,000 shares of CECO's common stock that may be purchased pursuant to options granted September 18, 2000 at a price of $2.0625 per share prior to September 18, 2010; and (iii) 10,000 shares that may be purchased pursuant to options granted October 5, 2001 at a price of $2.01 per share.
(7) Includes 400 shares held in the name of Cynthia S. Morris, the spouse of Mr. Morris. Also includes 30,000 shares of common stock of CECO that may be purchased pursuant to options granted to Mr. Morris to purchase 50,000 shares of CECO's common stock on January 20, 2000. This option became exercisable on January 20, 2001, with respect to 10,000 of such shares, on January 20, 2002 with respect to another 10,000 shares, and on January 20, 2003 with respect to another 10,000 of such shares, and becomes exercisable with respect to an additional 10,000 of the 50,000 shares on each of the next two anniversaries of such date. The exercise price of the options is $2.50 per share.

                              CHANGES IN CONTROL

   CECO is not aware of any current arrangement(s) that may result in a change in control of CECO.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   CECO is not aware of any persons who beneficially own or owned more than 10 percent of the outstanding common stock of CECO or any officer, director or other person subject to the requirements of Section 16 of the Securities Exchange Act of 1934 who, during the fiscal year 2002, failed to file, or failed to file on a timely basis, any reports or forms required to be filed under said Section 16 or the rules and regulations promulgated thereunder.

                             CERTAIN TRANSACTIONS

   Since January 1, 2002, the following transactions have occurred in which persons who, at the time of such transactions, were directors, officers or owners of more than 5% of CECO's common stock, had a direct or indirect material interest.

   Andrew Halapin, former President of Busch, is the beneficial owner of the building in which Busch leases its principal office. The lease is a triple net lease, with annual rent in the amount of approximately $51,500 for 2002. The lease terminated July 31, 2002 and we did not renew the lease.

   As a condition to obtaining CECO's current bank facility, CECO placed $5 million of subordinated debt. Green Diamond provided $4,000,000 of the subordinated debt. The promissory notes which were issued to evidence the subordinated debt provide that they accrue interest at the rate of 12% per annum, payable semi-annually. Actual payment is subject to the subordination agreement with the banks providing the Bank Facility.

   During the fiscal year ended December 31, 2002, CECO reimbursed Can-Med Technology d/b/a Green Diamond Oil Corp. $5,000 per month for use of the space and other office expenses of CECO's Toronto office. Green Diamond is owned 50.1% by Icarus Investment Corp., which is controlled by Phillip DeZwirek, the Chief Executive Officer and Chairman of the Board of CECO, and Jason Louis DeZwirek, the Secretary of CECO.

   During the fiscal year ended December 31, 2001, CECO advanced $336,999.98 to Green Diamond. Green Diamond repaid this advance in March 2002. CECO did not receive interest on these advances.

   During the fiscal year ended December 31, 2002, CECO paid fees of $250,000 to Green Diamond for management consulting services. The services were provided by Phillip DeZwirek, the Chief Executive Officer and Chairman of the Board of CECO, through Green Diamond. Such amount is included as compensation paid to Mr. DeZwirek under "Executive Compensation."

                            EXECUTIVE COMPENSATION

   Except for the compensation described below, neither CECO nor any of its subsidiaries paid, set aside or accrued any salary or other remuneration or bonus, or any amount pursuant to a profit-sharing, pension, retirement, deferred compensation or other similar plan, during its last fiscal year, to or for any of CECO's executive officers or directors.

   The following table summarizes the total compensation of Phillip DeZwirek, Richard J. Blum, David D. Blum and Marshall J. Morris for 2002 and the two previous years. Richard J. Blum, who also serves as Chief Executive Officer and President of CECO Group, is paid the amounts set forth below by CECO Group. Mr. DeZwirek and Mr. Morris are paid by CECO. David D. Blum, who also serves as Vice-President of Kirk & Blum, is paid by Kirk & Blum. No other officer of CECO made in excess of $100,000.

Summary Compensation Table For CECO

                                   Annual Compensation  Long-Term
Name/Principal                     ------------------- Compensation  All Other
Position                      Year  Salary    Bonus    Options (#)  Compensation
--------------                ---- --------  --------  ------------ ------------
Phillip DeZwirek............. 2002                                    $250,000(1)
Chairman of the Board         2001 $111,000                           $139,000
& Chief Executive Officer     2000 $137,545              500,000(2)

Richard J. Blum.............. 2002 $228,400                           $ 11,438(3)
President of CECO &           2001 $227,538               25,000(4)   $ 25,406
President & Chief Executive   2000 $206,000  $122,224                 $ 19,883
Officer of CECO Group

David D. Blum................ 2002 $170,750                           $  7,235(5)
Senior Vice President-Sales   2001 $170,106                           $ 17,104
& Marketing and Assistant     2000 $154,000  $ 76,388                 $ 10,873
Secretary of CECO and
Vice President of Kirk & Blum

Marshall J. Morris........... 2002 $156,000                           $  2,227(6)
Vice President-Finance &      2001 $155,769                           $  1,377
Administration and Chief      2000 $133,211               50,000(7)   $ 22,040
Financial Officer

--------
(1) Includes $250,000 paid to Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. in 2002 for consulting services provided by Green Diamond. Mr. DeZwirek is deemed to control Green Diamond.
(2) Represents Warrants issued to Phillip DeZwirek on August 14, 2000 to purchase 500,000 shares of CECO's stock at an exercise price of $2.06 per share. Such Warrants expire 10 years from date of issuance.
(3) Represents Company contribution of $8,159 to 401(k) plan on behalf of Mr. Richard Blum and $3,279 of insurance premiums paid for term life insurance for his benefit.
(4) Represents options to purchase 25,000 shares of CECO's stock granted on October 5, 2001. Such options are exercisable at any time between April 5, 2002 and October 5, 2011 at a price of $2.01 per share.
(5) Represents Company contribution of $6,402 to 401(k) plan on behalf of Mr. David Blum and $833 of insurance premiums paid for term life insurance for his benefit.
(6) Represents Company contribution of $1,725 to 401(k) plan on behalf of Mr. Morris and $502 of insurance premiums paid for term life insurance for his benefit.
(7) Represents options to purchase 50,000 shares of CECO's stock granted on January 20, 2000. Such options become exercisable at the rate of 20% per year over the five years following January 20, 2000 at a price per share of $2.50.

Option Grants and Exercises in Last Fiscal Year

   CECO did not grant any options to its executive officers in the fiscal year 2002. The following table sets forth information with respect to CECO's executive officers concerning unexercised options on stock of CECO held as of the end of the fiscal year.

                         Aggregated Option/SAR On CECO
                Exercises For The Year Ended December 31, 2002
             And Option/SAR Values On CECO As Of December 31, 2002

                                             Number of Securities    Value of Unexercised In-
                                            Underlying Unexercised    The-Money Options/SARs
                        Shares     Value   Options/SARs at 12/31/02         at 12/31/02
                     Acquired on  Realized ------------------------- -------------------------
Name                 Exercise (#)   ($)    Exercisable Unexercisable Exercisable Unexercisable
----                 ------------ -------- ----------- ------------- ----------- -------------
Phillip DeZwirek....      0          0      2,250,000           0     $131,000        N/A
Richard J. Blum.....      0          0        361,000     112,000     $      0       $  0
David D. Blum.......      0          0        251,250      83,750     $      0       $  0
Marshall J. Morris..      0          0         20,000      20,000     $      0       $  0
Jason Louis DeZwirek      0          0         25,000           0     $      0        N/A

  Board Compensation Report On Executive Compensation

   The Board of Directors does not have a compensation committee. Richard J. Blum, Phillip DeZwirek and Jason Louis DeZwirek, all executive officers, have participated in deliberations of the Board of Directors concerning executive officer compensation.

   Our employee compensation policy is to offer a package including a competitive salary, competitive benefits, and an efficient workplace environment. We also encourage broad-based employee ownership of CECO stock through our Stock Purchase Plan in which most employees are eligible to participate. Our officers may also participate in the Stock Purchase Plan.

   CECO's compensation policy for officers is similar to that for other employees, and is designed to promote excellent performance and attainment of corporate and personal goals.

   The Board of Directors (comprised of three executive officers and two, and as of February 2003, three, non-employee directors; the Board also had three non-employee directors from August 14, 2002 through November 11, 2002) reviews and approves individual officer salaries and bonuses.

   Officers of CECO are paid salaries in line with their responsibilities. These salaries are structured so they are comparable with salaries paid by competitors in the relevant industries. Officers (and other employees) are also eligible to receive stock option grants, which are intended to promote success by aligning employee financial interests with long-term shareholder value. Stock option grants are based on various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and prior option grants.

   The Board of Directors annually reviews and approves the compensation of Phillip DeZwirek, Chief Executive Officer and Chairman of the Board. His compensation is tied to revenues and profits, strategic goals, capital raising efforts, and his general performance. In addition, Mr. DeZwirek is a significant shareholder in CECO; to the extent his performance translates into an increase in the value of CECO's stock, all shareholders, including Mr. DeZwirek, share the benefit.

  Employment Contracts

   Richard J. Blum entered into an Employment Agreement dated December 7, 1999 with CECO Group. The Employment Agreement has a term through December 7, 2005. Either party may terminate the Employment Agreement for cause. Mr. Richard Blum's base salary is set annually, at the Board's discretion, and is currently $228,400 per year. In addition to his base salary, Mr. Richard Blum is entitled to a bonus, depending upon whether CECO exceeds certain targets, and four weeks paid vacation.

   David D. Blum entered into an Employment Agreement dated December 7, 1999 with Kirk & Blum. The Employment Agreement has a term through December 7, 2005. Either party may terminate the Employment Agreement for cause. Mr. David Blum's base salary is set annually, at the Board's discretion, and is currently $170,750 per year. In addition to his base salary, Mr. David Blum is entitled to a bonus, depending upon whether CECO exceeds certain targets, and four weeks paid vacation.

  Compensation Under CECO Stock Option Plan and Stock Purchase Plans

Stock Option Plan

   Our Stock Option Plan was adopted by our board of directors on October 1, 1997 and approved by the shareholders on September 10, 1998. This plan provides for the grant of incentive stock options to our employees and nonstatutory stock options to our employees, consultants, advisors and directors. The number of shares of common stock reserved under the Stock Option Plan are 1,500,000. Of these shares, 166,000 shares were subject to outstanding options as of December 31, 2002. No options have been exercised as of March 15, 2003.

   A committee of our board administers the stock plan and determines the terms of awards granted, including the exercise price, the number of shares subject to individual awards and the vesting period of awards. Directors Grivas and Wright currently serve on such committee. In the case of options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the committee will consist of two or more "outside directors" within the meaning of
Section 162(m) of the Code. The committee determines the exercise price of options granted under the Stock Option Plan, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and all incentive stock options, the exercise price must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The committee determines the term of all other options.

   In the year 2002, no options to purchase shares of stock of CECO were granted under the Stock Option Plan.

   On February 6, 2003, CECO granted options under the Stock Option Plan to Director Lazar to purchase up to 10,000 shares of CECO's common stock at an exercise price of $1.90.

Stock Purchase Plan

   On September 21, 1999, the Board of Directors of CECO adopted the Stock Purchase Plan which was approved by the stockholders on November 16, 1999. Employees, other than certain part-time employees, are eligible to participate in the Stock Purchase Plan, which provides employees the opportunity to purchase stock of CECO at a discounted price. The maximum number of shares of common stock of CECO that will be offered under the Stock Purchase Plan is 1,000,000. Such shares will be offered in nine separate consecutive offerings, which commenced October 1, 1999, with the final offering terminating on September 30, 2004. The purchase price per share will be the lesser of 85% of the market price of the stock on the last business day of the offering or 85% of the market price of the stock on the offering date. Payment for the stock under the Stock Purchase Plan is paid through employee payroll deductions. The Stock Purchase Plan is administered by CECO's board of directors, however, the board of directors may delegate its authority to a committee of the board or an officer of CECO. Directors Grivas and Wright currently administer the Stock Purchase Plan.

   As of December 31, 2002, 60,897 shares of stock have been issued under the Stock Purchase Plan; 6,241 of which have been issued to Mr. Richard Blum to date, and 7,899 of which have been issued to Mr. David Blum to date. Of the 7,899 issued to Mr. David Blum, 1,109 were issued in 2002. No other shares of stock under the Stock Purchase Plan have been issued to an executive officer or director of CECO.

  Director Compensation

   In consideration for Melvin F. Lazar's valuable service to CECO as a director, CECO granted Mr. Lazar options on February 6, 2003 to purchase up to 10,000 shares of CECO's common stock under the Stock Option Plan at a price of $1.90, the closing price of CECO's common stock as of such date. Such options are exercisable at any time between February 6, 2004 and 60 days after he ceases to be a director of CECO or any of its subsidiaries and are not transferable other than by will or the laws of descent. Mr. Lazar also receives an annual amount of $20,000, paid in quarterly installments for serving as director, $4,000 per year for serving as Chairman of the audit committee, and $1,000 for every formal board meeting and audit meeting he attends. Mr. Lazar's reasonable travel expenses will be reimbursed by CECO. Mr. Lazar has agreed to attend at least one audit meeting a quarter and such other audit committee meetings that are determined to be necessary by the audit committee.

   No other directors of CECO received consideration for serving in their capacity as directors of CECO or as members of any committee of the Board during its last fiscal year. Director Richard Blum receives compensation in his capacity as an executive officer. Director Phillip DeZwirek may receive compensation indirectly through Green Diamond, which receives consulting fees. Mr. DeZwirek is deemed to control Green Diamond.

  Stock Performance Graph

   The line graph below compares the annual percentage change in CECO's cumulative total shareholder return on its Common Stock with the cumulative total return of the Russell 2000 Stock Index (a broad-based market index) and The Dow Jones Industry Group--Pollution Control (a "Peer Group Index") for the five-year period ending December 31, 2002. The graph and table assumes $100 invested on December 31, 1997 in CECO's Common Stock, the Russell 2000 Stock Index and The Dow Jones Industry Group--Pollution Control and that all dividends were reinvested. The Dow Jones Industry Group--Pollution Control Index total return is weighted by market capitalization.

   The Dow Jones Industry Group--Pollution Control reflects CECO's performance against pollution control businesses, CECO's principal industry group, and provides an appropriate indicator of cumulative total shareholder returns. There are 60 companies included in this industry group.

                   Based on an Initial Investment of $100 on
                 December 31, 1997, with Dividends Reinvested

                                    [CHART]

             CECO     Russell 2000      Peer Group
Dec. 1997  $100.00       $100.00         $100.00
Dec. 1998   $97.96        $97.20         $106.10
Dec. 1999   $81.63       $116.24          $59.13
Dec. 2000   $44.90       $111.22          $81.49
Dec. 2001  $107.76       $112.36          $96.96
Dec. 2002   $60.41        $88.11          $82.74

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   Subject to ratification by the stockholders at the Annual Meeting, the Board of Directors has appointed Deloitte & Touche LLP ("Deloitte") to serve as the independent public accountants of CECO for its fiscal year ending December 31, 2003. Deloitte was engaged to act as CECO's public accountants on September 28, 2000. Notwithstanding the appointment, the Board of Directors, in its discretion, may direct appointment of new independent auditors at any time during the year, if the Board of Directors believes that such a change would be in the best interests of CECO and its stockholders. Representatives of Deloitte are not expected to be present at the Annual Meeting. If the appointment of Deloitte is not ratified by the stockholders, the Board of Directors will appoint other independent public accountants.

Audit Fees

   Deloitte billed CECO $137,000 for the professional services rendered for the audit of CECO's annual financial statements for fiscal year 2002 and the reviews of the financial statements included in CECO's Quarterly Reports on Form 10Q filed for the first three quarters of 2002. An amount of $14,600 also was paid to Deloitte for professional services rendered for the audit of CECO's annual financial statements for fiscal year 2002 in connection with the Form S-1 registration statement that was filed by CECO in 2002.

Financial Information Systems Design and Implementation Fees

   Deloitte did not render professional services for the design and implementation of financial information systems to CECO during fiscal year 2002.

All Other Fees

   Deloitte billed CECO $62,900 for all professional services rendered during fiscal year 2002 other than audits, reviews and financial information systems design and implementation.

   The Audit Committee has considered whether the provision of services by Deloitte other than the audit of the financial statements of CECO for the fiscal year 2002 and the review of the financial statements for the first, second, and third quarters of the fiscal year 2002 is compatible with maintaining Deloitte's independence.

   The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting with a quorum present is required to approve this proposal.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF CECO FOR FISCAL YEAR 2003.

                            ADDITIONAL INFORMATION

                                 OTHER MATTERS

   As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote the shares they represent as the Board of Directors may recommend.

   A COPY OF CECO'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION,

WITHOUT EXHIBITS, WILL BE SENT TO ANY STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO CECO ENVIRONMENTAL CORP., TO THE ATTENTION OF THE SECRETARY, 3120 FORRER STREET, CINCINNATI, OHIO 45209.

                 STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

   In order to be considered for inclusion in CECO's proxy materials for the year 2004 annual meeting of stockholders, a stockholder proposal must be received by CECO no later than December 31, 2003. Proposals may be mailed to CECO Environmental Corp., to the attention of the Secretary, 3120 Forrer Street, Cincinnati, Ohio 45209.

                         METHOD OF PROXY SOLICITATION

   The cost of solicitation of the proxies will be borne by CECO. In addition to solicitation of the proxies by use of the mails, employees of CECO or its subsidiaries, without extra remuneration, may solicit proxies personally or by telephone. CECO will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

                                          By Order of the Board of Directors

                                          /s/  Phillip DeZwirek
                                         --------------------------------------
                                          Phillip DeZwirek
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

   April 30, 2003

                                   EXHIBIT A

                           CECO ENVIRONMENTAL CORP.
                            AUDIT COMMITTEE CHARTER

PURPOSE:

   The primary purpose of the audit committee of the Board of Directors (the "Audit Committee") of CECO Environmental Corp. (the "Company") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee the integrity of the financial statements of CECO and the Company's compliance with legal and regulatory requirements, by overseeing and reviewing (i) the financial reports and other financial information, such as earnings press releases, provided by the Company to any governmental or regulatory body, the public or other users thereof, (ii) the Company's system of internal accounting and financial controls, (iii) the engagement of the Company's independent auditor, and (iv) the annual independent audit of the Company's financial statements.

MEMBERS:

   The Audit Committee shall consist of a minimum of three members appointed by the Board, all of whom shall be independent directors as defined in the rules of the NASDAQ Stock Market ("NASDAQ"), subject to any exemptions to such requirement, and each of whom satisfies the financial literacy and experience requirements of the NASDAQ and the Securities Exchange Act of 1934 (the "Exchange Act"). One member of the Audit Committee shall qualify as a financial expert as such term is defined in the Exchange Act and the NASDAQ's rules.

MEETINGS:

   The Audit Committee shall meet at least four times a year on a quarterly basis, or more frequently as circumstances require. The Audit Committee shall require members of management, the internal audit department (if any), the independent auditor and others to attend meetings and to provide relevant information, as the Audit Committee deems necessary and appropriate. The Audit Committee shall provide regular reports to the Board.

RESPONSIBILITIES, PROCESSES AND AUTHORITY:

   1. Review and access the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

   2. Make recommendations to the Board regarding the appointment or termination of the independent auditor for the Company. The Audit Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor and nominate an independent auditor for shareholder approval. The Audit Committee shall consult with the Board and management with respect to such decisions.

   3. Receive from the independent auditor not less than annually, a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard Number 1; discussing with the outside auditor any such disclosed relationships and their impact on the outside auditor's objectivity and independence; and recommending that the Board take appropriate action to oversee the independence of the independent auditor.

   4. Review the adequacy of the Company's systems of internal controls and obtain from the independent auditor and management their recommendations regarding internal controls and other matters relating to the

Company's accounting procedures and the books and records of the Company and its subsidiaries and review the correction of those internal controls deemed to be deficient.

   5. Discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management's response, and the Company's risk assessment and risk management policies, including the Company's major financial risk exposure(s), including off-balance sheet structures, and steps taken by management to monitor and mitigate such exposure.

   6. Review with management and the independent auditor the Company's quarterly financial statement prior to the filing of the Company's Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements and a discussion of the matters required to be discussed by SAS No. 61.

   7. Review with management and the independent auditor the audited financial statement to be included in the Company's Annual Report on Form 10-K, including a discussion of the matters required to be discussed by SAS No. 61.

   8. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's annual financial statements, including a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

   9. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management as well as the affect of any new regulatory requirements on such practices.

   10. Review the experience and qualifications of the Company's senior finance executive(s) and the members of the Company's internal audit department (if any).

   11. Approve the fees to be paid to the independent auditor for the financial audit and approve the terms of the auditor's engagement.

   12. Approve the retention of the independent auditor for any non-audit services to be provided to the Company and enforce guidelines consistent with the Exchange Act regulations on the provision of non-audit services. Approve the fees to be paid for such services.

   13. Review the performance of the independent auditor with the Board.

   14. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to such letter(s). Such review should include:

      (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreement with management.

      (b) Any changes required in the planned scope of the internal audit.

      (c) The internal audit department responsibilities, budget and staffing (if any).

   15. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

   16. Review with the Company's legal counsel or officer handing legal affairs, any legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

   17. Review the Company's and its senior executives' compliance with the Company's Code of Ethical Conduct, including matters involving conflicts of interest or other issues involving the integrity of management.

   18. Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit for the Company's independent auditor has not performed audit services for the Company for each of the five previous fiscal years.

   19. Review the hiring by the Company of any former employee(s) of the Company independent auditor.

   20. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

   21. Review and approve all related party transactions.

   22. Review and approve (i) any change or waiver in the Company's Code of Ethical Conduct for senior financial officers, or directors and other executive officers, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

   23. Report to the Board on the performance of the foregoing responsibilities.

   The Audit Committee has the responsibilities and powers set forth in this Charter, however, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management, who prepares the financial statements, and the independent auditor, who audits the financial statements. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any between management and the independent auditor, or to assure compliance with applicable laws and regulations or the Company's Code of Ethical Conduct. The Audit Committee's role is one of oversight.

                            CECO ENVIRONMENTAL CORP.

                               3120 Forrer Street
                             Cincinnati, Ohio 45209

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Phillip DeZwirek as Proxy, with the power to appoint his substitute, and hereby authorizes him, to represent and vote, as designated on the reverse, all shares of Common Stock of CECO Environmental Corp. (the "Company") held of record by the undersigned on April 29, 2003, at the Annual Meeting of Stockholders to be held at Clarion Hotel & Suites, 5901 Pfeiffer Road, Cincinnati, Ohio 45242, on June 11, 2003 at 11:30 a.m. or any adjournment thereof.

                       (To Be Signed on the Reverse Side.)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                            CECO ENVIRONMENTAL CORP.

                                  June 11, 2003




                          Please date, sign and e-mail
                your proxy card in the envelope provided as soon
                                  as possible.




                Please detach and mail in the envelope provided.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

(1)  ELECTION OF DIRECTORS                                              (2)  PROPOSAL NO. II
                                      Nominees:                         Deloitte & Touche LLP             For  Against  Abstain
[_]  FOR ALL NOMINEES                 O        Richard J. Blum          as Independent Public Accountants [_]    [_]      [_]
                                      O        Jason Louis DeZwirek
[_]  WITHHOLD AUTHORITY               O        Phillip DeZwirek
     FOR ALL NOMINEES                 O        Josephine Grivas
                                      O        Melvin F. Lazar          PLEASE MARK, SIGN, DATE AND RETURN THIS
[_]  FOR ALL EXCEPT                   O        Donald A. Wright         PROXY CARD PROMPTLY USING THE ENCLOSED
     (see instructions below)                                           ENVELOPE



INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark ------------ "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold as shown here:  .





To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via
this method.    [_]





Signature of Stockholder:______________________ Date: ___________ Signature of Stockholder_________________________ Date:__________

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.